EXHIBIT A-1


Microfilm Number________    Filed with the Department of State on_________


Entity Number________________________________________________


                        Secretary of the Commonwealth


                             PROPOSED FORM OF

         CERTIFICATE OF ORGANIZATION-DOMESTIC LIMITED LIABILITY
COMPANY
                             DSCB:15-8913 (Rev 95)

In  compliance with the requirements of 15 Pa.C.S. ' 8913
(relating  to
certificate of organization), the undersigned, desiring to organize a limited liability company, hereby state(s) that:

1. The name of the limited liability company is: [Energy Sub, LLC]

________________________________________________________________

2. The (a) address of this limited liability company's initial registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is:

(a) 1635 Market St     Philadelphia,   PA     19101    Philadelphia
    Number and Street  City            State  Zip      County

(b) c/o: C T Corporation System                        Philadelphia
    Name of Commercial Registered Office Provider      County

For a limited liability company represented by a commercial registered office provider, the county in (b) shall be deemed the county in which the limited liability company is located for venue and official publication purposes.

3. The name and address, including street and number, if any, of each organizer are:

NAME     ADDRESS

Carol Russ
800 Cabin Hill Drive
Greensburg, PA  15601

4.     The specified effective date, if any
is:__________________________________
    month   day  year   hour, if any

5. For additional provisions of the certificate, if any, attach an 8 1/2 x
11 sheet.

     IN  TESTIMONY  WHEREOF,  the organizer(s) has  (have)  signed this
Certificate of Organization this    day of             , 19   .




                                        ____________________________
                                                (Signature)



                                        ____________________________
                                                (Signature)



                                        ____________________________
                                                (Signature)

                          FORM OF

                  LIMITED LIABILITY COMPANY

                     OPERATING AGREEMENT

                             OF

                     ENERGY SUB, L.L.C.


          This Limited Liability Company Agreement (this
"Agreement") entered into as of this ______ day of ______________, 1999 by West Penn Power Company("West Penn"), a
Pennsylvania corporation, as member (the "Member"), which Member does hereby form a limited liability company pursuant to the Pennsylvania Limited Liability Company Act of 1994, as amended (the "Act") upon the following terms and conditions.

          1. Name. The name of the limited liability company formed hereby is ENERGY SUB, L.L.C. (the "Company").

          2.   Purpose.  The Company is formed for the
object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, including, but not limited to, generating electrical power.

          3.   Registered Office.  The address of the
registered office of the Company in the Commonwealth of Pennsylvania is C T Corporation System, 1635 Market Street,
Philadelphia, PA 19101.


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          4.   Registered Agent.  The name and address of
the registered agent of the Company for service of process on the Company in the Commonwealth of Pennsylvania is C T Corporation System, 1635 Market Street, Philadelphia, PA 19101.

          5. Members. The name of the Member is as set forth above in the preamble to this Agreement.

          6. Powers. The business and affairs of the Company shall be managed by the Member. The Member shall have the power to do any and all acts necessary or convenient to or for the furtherance of the purposes described herein. West Penn is hereby designated as an authorized person, within the meaning of the Act, to execute, deliver and file the certificate of formation of the Company (and any amendments and/or restatements thereof) and any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

          7. Dissolution. The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following: (a) the written consent of the Member, (b) the death, retirement, resignation, expulsion, bankruptcy or dissolution of the Member or the occurrence of any other event which by law terminates the continued membership of the Member in the Company or (c) the entry of a decree of judicial dissolution under Section 8972 of the Act.

          8.   Capital Contributions.  The Member has
contributed amounts in cash, and no other property, to the Company according to the Percentage Interests set forth on Annex I hereto.

          9. Additional Contributions. The Member is not required to make any additional capital contribution to the Company. However, the Member may make additional capital contributions to the Company.

          10. Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Member.

          11. Liquidation. Upon dissolution of the Company in accordance with Section 7, the proceeds of liquidation shall be applied and distributed in the order of priority specified in Sections 8932 and 8933 of the Act.

          12. Assignments. The Member may transfer or assign in whole or in part its limited liability company interest.

          13. Admission of Additional Members. One or more additional members of the Company may be admitted to the Company with the consent of the Member.

          14. Liability of Members. The Member shall not have any liability for the obligations or liabilities of the Company except to the extent provided in the Act.

          15.  Governing Law.  This Agreement shall be
governed by, and construed under, the laws of the Commonwealth of Pennsylvania, without reference to conflict of law principles, all rights and remedies being governed by said laws.

          16.  Treatment for Tax Purposes.  The Member
hereby agrees to disregard the Company as a separate entity for tax purposes.

               IN WITNESS WHEREOF, the undersigned,
intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first above written.

                              Member:

                              WEST PENN POWER COMPANY, a
                              Pennsylvania corporation


                              By:____________________________
                                   Name:
                                   Title: